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                                 Exhibit 10.22


                            EMPLOYMENT AGREEMENT AND
                         UNDERTAKING OF CONFIDENTIALITY


In consideration of their mutual promises and agreements and subject to the terms and conditions set forth below in this Employment Agreement and Undertaking of Confidentiality ("Agreement"), National Processing Company ("NPC") and David R. Zook ("Employee") hereby agree as follows:

        1. NPC agrees to continue to employ Employee in the position of Executive Vice President, Corporate Services and to provide Employee a base annual salary increase retroactive to September 1, 1996 to $200,000. Employee will also participate in the NPC Long Term Incentive Compensation Plan with Employee's first eligibility for payment in 1998, the NPC Short Term Incentive Compensation Plan with Employee's first eligibility for payment in 1997 and NPC will make available to Employee those benefits provided by NPC to employees with similar responsibilities, all as amended from time to time, upon the terms and conditions set forth below, contemporaneous with the execution of this Agreement.

        2. Employee agrees to use his best efforts to perform the duties assigned to him by NPC.

        3. Employee acknowledges and agrees that in the performance of his duties of employment he may be brought into frequent contact with clients and potential clients of NPC either in person, through the mails, by telephone or by other electronic means. Employee also acknowledges and agrees that trade secrets and confidential information of NPC, more fully described in paragraph 13 of this Agreement, gained by Employee during his employment with NPC, have been developed by NPC through substantial expenditures of time, effort and financial resources and constitute valuable and unique property of NPC Employee further understands, acknowledges and agrees that the foregoing makes it necessary for the protection of NPC's business that Employee not compete with NPC during the term of his employment and for a reasonable period thereafter.

        4. Employee agrees that he will not, during his employment, compete with NPC within the continental United States. Employee agrees that, in accordance with this restriction, but without limiting its terms, he will not during the term of his employment:

        (i) enter into or engage in any business that competes with NPC's Business; or

        (ii) solicit any customers, clients, business, patronage or orders for, or sell any services in competition with, or for any business that competes with NPC's Business; or

        (iii) divert, entice, or take away any customers, clients, business, patronage or orders from NPC, or attempt to do so; or





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        (iv)    promote or assist, financially or otherwise, any person, firm, association, or corporation engaged in any business that competes with NPC's Business.

        5. Employee agrees that, within the continental United States, he will not, for a period of two (2) years following the termination of his employment, enter into or engage in any business that competes with NPC's Business.

        6. Employee agrees that, within the continental United States, he will not, for a period of two (2) years following the termination of his employment, solicit customers, clients, business, patronage, order for, or sell any services in competition with NPC's Business.

        7. Employee agrees that, within the continental United States, he will not, for a period of two (2) years following the termination of this employment, divert, entice, or otherwise take away any customers, clients, business or orders from NPC or attempt to do so.

        8. Employee agrees that, within the continental United States, he will not, for a period of two (2) years following the termination of his employment, promote or assist financially or otherwise, any person, firm, association, partnership, corporation, or other entity engaged in any business that competes with NPC's Business.

        9. For the purpose of paragraphs 4 through 8, inclusive, Employee understands and agrees that he will be competing if he engages in any or all of the activities set forth therein directly as an individual on his own account, or indirectly as a partner, joint venturer, employee, agent, salesman, consultant, officer or a director of any firm or corporation, or as a stockholder of any corporation in which Employee or Employee's spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than ten percent (10%) of the outstanding stock.

        10. For the purposes of paragraphs 4 through 8, inclusive, and 14, NPC's Business is defined as follows:

                Check Services: the guarantee, authorization and collection of checks accepted at the point of sale.

                Corporate payables: corporate accounts payable, processing and payment, and related data processing.

                Retail Lockbox Services: the receipt, processing and collection of consumer payments being made to corporations for services rendered.

                Freight Services: the processing of freight accounts payable, audit, and payment, and related data processing.

                Imaging Services: data capture services utilizing off-shore labor and image processing.




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        11. If it shall be judicially determined that Employee has violated any of his obligations under paragraphs 4 through 8, inclusive, then the period applicable to the obligation which Employee shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which said violation(s) occurred.

        12. Employee agrees that he will not directly or indirectly at any time solicit or induce or attempt to solicit or induce any employee of NPC to terminate his employment, representation or other association with NPC.

        13. Employee will keep in strict confidence, and will not, directly or indirectly, at any time during or after his employment) disclose; furnish, disseminate, make available or use (except in the course of performing his duties of employment hereunder) any trade secrets or confidential business and technical information of NPC or its customers or clients, without limitation as to when or how Employee may have acquired such information. Such confidential information shall include, the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, device, method, technique or improvement, or any or any business information or plans, financial information, or listing of names, addresses or telephone numbers, including without limitation, information relating to any of NPC's customers or prospective customers, NPC's customer lists, contract information including terms, pricing and services provided, information received as a result of customer contacts, NPC's products and processing capabilities, methods of operation, business plans, financials or strategy, and agreements to which NPC may be a party. Employee specifically acknowledges that such information, whether reduced to writing or maintained in the mind or memory of Employee and whether compiled by NPC and/or Employee, derive independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by NPC to maintain the secrecy of such information during or after his employment with NPC (except in the course of performing his duties of employment hereunder) shall constitute a misappropriation of NPC's trade secrets. Employee further agrees that, at the time of termination of his employment, he will return to NPC, in good condition, all property of NPC, including, without limitation, the information identified above. In the event that said items are not so returned, NPC shall have the right to charge Employee for all reasonable damages, costs, attorney's fees and other expenses incurred in searching for, taking, removing, and/or recovering such property.

        14. During his employment and for two (2) years thereafter, Employee agrees to communicate the contents of this Agreement to any person, firm, association, or corporation that he intends to be employed by, associated with, or represent, that is engaged in a business that is competitive to NPC's Business.

        15. Employee acknowledges and agrees that the remedy at law available to NPC for breach of any of Employee's obligations under this Agreement would be inadequate, and agrees and consents that in addition to any other rights or remedies that NPC may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding that may be brought to enforce any provisions contained in paragraphs 4 through 8, inclusive, of this Agreement, without the necessity of proof of actual damage.


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        16. Employee acknowledges that his obligations under this Agreement are reasonable in the context of the nature of NPC's business and the competitive injuries likely to be sustained by NPC if Employee violated such obligations. Employee further acknowledges that this Agreement is made in consideration of, and is adequately supported by the obligations undertaken by NPC in paragraph 1 above, which Employee acknowledges constitutes new and/or good, valuable and sufficient consideration. Employee acknowledges that his employment relationship with NPC is and following the execution of this Agreement shall continue to be "at will" and may be terminated at any time and for any reason, or for no reason, by NPC or by Employee. However, if NPC terminates Employee's employment for reasons other than cause and/or violation of this Agreement, then NPC shall pay Employee an amount equal to two (2) times Employee's annual base salary at the time of termination, with said amount being paid to Employee over a twenty-four (24) month period on the same periodic basis as NPC's regular payroll, so long as Employee does not violate any part of this Agreement. For purposes of this Agreement, any action by Employer to terminate Employee's employment shall be deemed for cause if Employee has committed any act or omitted to take any action in bad faith and to the material detriment of Employer or any affiliate thereof.

        17. The failure of NPC to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of NPC thereafter to enforce each and every provision.

        18. This Agreement supersedes all previous agreements, written or oral, between Employee and NPC, including but not limited to the Employment, Non-Disclosure and Non-Competition Agreement dated March 14, 1995. No modification, waiver, amendment or addition to any of the terms of this Agreement shall be effective except as set forth in writing signed by Employee and NPC.

        19. Ml provisions, terms, conditions, paragraphs, agreements and covenants ("Provisions") contained in this Agreement are severable and, in the event any one of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such Provision was not contained herein, and such determination shall not otherwise affect the validity of any other Provision. The within Provisions shall be applicable irrespective of whether such termination shall be by NPC or by the Employee, whether voluntary or involuntary, whether for cause of without cause, and whether by reason of expiration of this or any other written or oral agreement or arrangement (or any extensions thereof) with NPC.

        20. While the restrictions set forth herein are considered by the parties to be reasonable in all circumstances, it is recognized that restrictions of this nature may fail for reasons unforeseen, and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances, but would be valid if the geographical area or temporal extent were reduced in part, or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.


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        21. NPC shall have the right to sell, assign or transfer this Agreement as part of a sale of NPC's business or substantially all of the assets of NPC, with all its rights, title and interest and any assignee will acquire all of the rights and assume all of the obligations of NPC under this Agreement. This Agreement and all conditions imposed herein shall be binding upon and inure to the benefit of Employee and NPC.

        22. This Agreement shall become effective on the date of execution by Employee and shall be governed by, and construed in accordance with, the internal, substantive laws of the Commonwealth of Kentucky. Employee agrees that the state and federal courts located in the Commonwealth of Kentucky, shall have jurisdiction in any action, suit or proceeding against Employee based on or arising out of this Agreement and Employee hereby: (i) submits to the personal jurisdiction of such court; (ii) consents to service or process in connection with any action, suit or proceeding against Employee; and (iii) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service or process.

        Employee represents that, prior to signing this Agreement, he has read, fully understands and voluntarily agrees to the terms and conditions as stated above, that he was not coerced to sign this Agreement, that he was not under duress at the time he signed this Agreement and that, including without limitation, the opportunity to discuss the terms and conditions of this Agreement, as well as its legal consequences, with an attorney of his choice.

        IN WITNESS WHEREOF, the Employee, having read and fully understood each of the foregoing provisions, has executed this Agreement as of this 7 date of February, 1997.


                                           EMPLOYEE: David R. Zook

                                           SIGNATURE: /s/ David R. Zook
                                                     ------------------

                                           NATIONAL PROCESSING COMPANY

                                           By: /s/ Marsha Lindholm
                                              -------------------------
                                                (Signature)

                                           Dated this 7 day of February 1997.


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